Exhibit 99.1

CAI International, Inc. Reports Results for the Third Quarter of 2020

SAN FRANCISCO--(BUSINESS WIRE)--October 29, 2020--CAI International, Inc. (“CAI” or the “Company”) (NYSE: CAI), one of the world’s leading transportation finance companies, today reported results for the third quarter of 2020.

Highlights

  Net income from continuing operations attributable to CAI common stockholders for the third quarter of 2020 was $14.8 million, or $0.83 per fully diluted share.
  Adjusted net income from continuing operations attributable to CAI common stockholders1 for the third quarter of 2020 was $18.4 million, or $1.04 per fully diluted share.
  Container lease revenue for the third quarter of 2020 was $73.9 million, compared to $69.4 million in the second quarter of 2020.
  CAI’s Board of Directors declared a cash dividend of $0.25 per common share payable on December 24, 2020 to shareholders of record as of December 9, 2020.
  Average utilization for CAI’s owned container fleet during the third quarter of 2020 was 98.4%, compared to 98.0% for the second quarter of 2020. Current utilization is 99.2%.
  During the quarter, the Company disposed of its logistics business and continues to explore opportunities to divest of its railcar leasing business.
  In September 2020, the Company issued $742.7 million of asset-backed notes at a fixed rate averaging 2.3%. The proceeds have been used to refinance $709.4 million of asset-backed debt with an average interest rate of 4.1%.

Financial and Operating Highlights

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019

Container lease revenue	$73,890	$69,443	$75,535

Continuing operations GAAP
Net income (loss) attributable to common stockholders	$14,758	$13,749	$(7,350)
Net income per share - diluted	$0.83	$0.78	$(0.42)

Continuing operations non-GAAP [1]
Adjusted net income attributable to common stockholders	$18,399	$14,869	$12,027
Adjusted net income per share - diluted	$1.04	$0.84	$0.69

Return on equity (continuing operations) [2]	12.5%	10.2%	8.3%

Total container fleet size in CEUs at end of period	1,732,547	1,709,697	1,737,958
Container fleet utilization at end of period	99.0%	97.8%	98.4%

1 Refer to the “Reconciliation of GAAP Amounts to Non-GAAP Amounts” and “Use of Non-GAAP Financial Measures” set forth below.
2 Refer to the “Calculation of Return on Equity” set forth below.

Additional information on CAI's results, as well as comments on market trends, is available in a presentation posted today on the "Investors" section of CAI's website, www.capps.com.

Timothy Page, Interim President and Chief Executive Officer of CAI, commented, “We are very pleased with our results during the third quarter. Adjusted net income from continuing operations attributable to CAI common stockholders was $18.4 million an increase of 24% compared to the second quarter, as the Company benefited from very strong container demand.

“During the third quarter and continuing into the fourth quarter, global containerized trade volumes were ahead of the same period last year. Many shipping lines had significantly reduced the acquisition of new containers last year as a result of uncertainties surrounding the US/China trade disputes and then again in the first half of this year because of uncertainties as result of the global pandemic. Consequently, as trade volumes increased, many shipping lines were in the position of having to add container capacity well in excess of normal growth and fleet attrition. We expect this outsized demand for containers to continue well into next year.

“As global shipping volumes increased, we were able to quickly respond to our customers’ needs for additional containers. CAI’s growth in lease revenue during the quarter benefited from the lease-out of approximately $130 million of new and sale leaseback containers. Customer demand for leasing mid-life and older containers has also been strong. We have a robust forward order book and expect to take delivery of $110 million of new containers during the fourth quarter, with an additional $160 million of new containers scheduled for delivery early next year; in total $400 million of new investment since the end of the second quarter, which represents approximately 17% of our second quarter container book value. Virtually all of this new investment is supported by committed long term leases with attractive mid-teen plus returns.

“The Company continues to maintain its exceptional industry leading utilization. Average utilization in the quarter was 98.4%. Utilization was 99.1% at quarter end and is currently 99.2%. Our continuing strong performance in utilization reflects the long-term nature of our contracts, our focus on tight contract redelivery terms and ongoing fleet management; all of which underscore the long-term committed nature of our cash flow.

“Our average cash interest rate in the second quarter was 2.52%. Approximately 82% of the Company’s debt is now fixed rate. During the quarter, we issued $742.7 million of new ABS notes which carry a cash interest rate of 2.27%. These notes were primarily used to refinance $709.4 million of higher interest rate ABS notes. As a result of this refinancing we expect our average cash interest rate across all of our debt facilities will be in the range of 2.0% in the fourth quarter. The refinancing of the ABS notes is estimated to result in a $11.4 million reduction in cash interest expense in 2021.”

Mr. Page concluded, “The revenue generated from our strong order book combined with our industry-leading utilization, a robust re-sale market and lower interest costs should all result in an expected double-digit growth in net income from continuing operations in the fourth quarter and a significant increase in ROE, setting the stage for a strong beginning to 2021.”

CAI International, Inc.
Consolidated Balance Sheets
(In thousands, except share information)
(UNAUDITED)

	September 30,	December 31,
	2020	2019
Assets
Current assets
Cash	$15,516	$19,870
Current portion of restricted cash	316,915	-
Cash held by variable interest entities	26,784	26,594
Accounts receivable, net of allowance for doubtful accounts of $418 and $7,671
at September 30, 2020 and December 31, 2019, respectively	65,574	72,984
Current portion of net investment in finance leases	75,240	71,274
Prepaid expenses and other current assets	15,746	9,606
Assets held for sale	-	37,781
Total current assets	515,775	238,109
Restricted cash	23,232	26,775
Rental equipment, net of accumulated depreciation of $676,330 and $620,990
at September 30, 2020 and December 31, 2019, respectively	2,018,142	2,102,839
Net investment in finance leases	455,168	496,094
Financing receivable	51,384	30,693
Other non-current assets	5,493	7,255
Total assets	$3,069,194	$2,901,765

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,868	$4,534
Accrued expenses and other current liabilities	26,423	25,206
Unearned revenue	6,851	6,405
Current portion of debt	502,013	218,094
Rental equipment payable	89,634	25,137
Liabilities held for sale	-	8,752
Total current liabilities	628,789	288,128
Debt	1,706,170	1,880,122
Derivative instruments	1,820	-
Deferred income tax liability	29,626	35,376
Other non-current liabilities	3,759	4,899
Total liabilities	2,370,164	2,208,525

Stockholders' equity
Preferred stock, par value $.0001 per share; authorized 10,000,000
8.50% Series A fixed-to-floating rate cumulative redeemable perpetual preferred
stock, issued and outstanding 2,199,610 shares, at liquidation preference	54,990	54,990
8.50% Series B fixed-to-floating rate cumulative redeemable perpetual preferred
stock, issued and outstanding 1,955,000 shares, at liquidation preference	48,875	48,875
Common stock: par value $.0001 per share; authorized 84,000,000 shares; issued and outstanding
17,742,443 and 17,479,127 shares at September 30, 2020 and December 31, 2019, respectively	2	2
Additional paid-in capital	106,990	102,709
Accumulated other comprehensive loss	(7,560)	(6,630)
Retained earnings	495,733	493,294
Total stockholders' equity	699,030	693,240
Total liabilities and stockholders' equity	$3,069,194	$2,901,765

CAI International, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue
Container lease revenue	$73,890	$75,535	$212,446	$225,332
Rail lease revenue	5,162	5,871	17,247	20,214
Total revenue	79,052	81,406	229,693	245,546

Operating expenses
Depreciation of rental equipment	30,428	28,030	86,322	89,629
Impairment of rental equipment	-	25,632	19,724	32,955
Storage, handling and other expenses	6,686	8,125	18,908	18,444
Gain on sale of rental equipment	(2,729)	(3,168)	(6,451)	(12,265)
Administrative expenses	6,388	9,278	21,441	26,501
Total operating expenses	40,773	67,897	139,944	155,264

Operating income	38,279	13,509	89,749	90,282

Other expenses
Net interest expense	16,630	23,102	54,604	70,165
Write-off of debt issuance costs	3,641	-	3,641	-
Other (income) expense	(306)	380	(157)	537
Total other expenses	19,965	23,482	58,088	70,702

Income (loss) before income taxes	18,314	(9,973)	31,661	19,580
Income tax expense (benefit)	1,349	(4,830)	(594)	(2,098)

Income (loss) from continuing operations	16,965	(5,143)	32,255	21,678
Loss from discontinued operations, net of income taxes	(1,522)	(636)	(18,768)	(3,389)
Net income (loss)	15,443	(5,779)	13,487	18,289
Preferred stock dividends	2,207	2,207	6,621	6,621
Net income (loss) attributable to CAI common stockholders	$13,236	$(7,986)	$6,866	$11,668

Amounts attributable to CAI common stockholders
Net income (loss) from continuing operations	$14,758	$(7,350)	$25,634	$15,057
Net loss from discontinued operations	(1,522)	(636)	(18,768)	(3,389)
Net income (loss) attributable to CAI common stockholders	$13,236	$(7,986)	$6,866	$11,668

Net income (loss) per share attributable to
CAI common stockholders
Basic
Continuing operations	$0.84	$(0.42)	$1.47	$0.84
Discontinued operations	(0.09)	(0.04)	(1.08)	(0.19)
Total basic	$0.75	$(0.46)	$0.39	$0.65
Diluted
Continuing operations	$0.83	$(0.42)	$1.45	$0.83
Discontinued operations	(0.08)	(0.04)	(1.06)	(0.19)
Total diluted	$0.75	$(0.46)	$0.39	$0.64

Weighted average shares outstanding
Basic	17,570	17,330	17,491	17,850
Diluted	17,706	17,330	17,664	18,122

CAI International, Inc.
Consolidated Statements of Cash Flows
(In thousands, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income	$13,487	$18,289
Loss from discontinued operations, net of income taxes	(18,768)	(3,389)
Income from continuing operations	32,255	21,678
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	86,919	89,664
Impairment of rental equipment	19,724	32,955
Amortization and write-off of debt issuance costs	6,839	3,579
Stock-based compensation expense	1,416	2,202
Unrealized (gain) loss on foreign exchange	(229)	345
Gain on sale of rental equipment	(6,451)	(12,265)
Deferred income taxes	(5,021)	(4,796)
Bad debt (recovery) expense	(6,236)	1,319
Changes in other operating assets and liabilities:
Accounts receivable	11,774	4,562
Prepaid expenses and other assets	(106)	(40)
Net investment in finance leases	54,660	48,653
Accounts payable, accrued expenses and other liabilities	214	3,541
Unearned revenue	(437)	(1,772)
Net cash provided by operating activities of continuing operations	195,321	189,625
Net cash provided by (used in) operating activities of discontinued operations	2,883	(1,423)
Net cash provided by operating activities	198,204	188,202
Cash flows from investing activities
Purchase of rental equipment	(48,782)	(335,849)
Purchase of financing receivable	(30,846)	(37,139)
Proceeds from sale of rental equipment	87,007	259,002
Receipt of principal payments from financing receivable	4,052	1,825
Purchase of furniture, fixtures and equipment	(441)	(1,416)
Net cash provided by (used in) investing activities of continuing operations	10,990	(113,577)
Net cash provided by (used in) investing activities of discontinued operations	5,614	(305)
Net cash provided by (used in) investing activities	16,604	(113,882)
Cash flows from financing activities
Proceeds from debt	1,025,527	581,582
Principal payments on debt	(915,157)	(614,006)
Debt issuance costs	(8,304)	(768)
Proceeds from issuance of common stock	116	-
Repurchase of common stock	-	(34,118)
Dividends paid to common stockholders	(4,427)	-
Dividends paid to preferred stockholders	(6,621)	(6,621)
Exercise of stock options	3,281	532
Net cash provided by (used in) financing activities of continuing operations	94,415	(73,399)
Net cash used in financing activities of discontinued operations	-	-
Net cash provided by (used in) financing activities	94,415	(73,399)
Effect on cash of foreign currency translation	(15)	(874)
Net increase in cash and restricted cash	309,208	47
Cash and restricted cash at beginning of the period	73,239	75,983
Cash and restricted cash at end of the period	$382,447	$76,030

CAI International, Inc.
Fleet Data
(UNAUDITED)

			As of September 30,
			2020	2019

Owned container fleet in TEUs			1,622,102	1,623,588
Managed container fleet in TEUs			60,085	72,462
Total container fleet in TEUs			1,682,187	1,696,050

Owned container fleet in CEUs			1,657,067	1,649,465
Managed container fleet in CEUs			75,480	88,493
Total container fleet in CEUs			1,732,547	1,737,958

Owned railcar fleet in units			5,039	5,504

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Average Utilization
Container fleet utilization in CEUs	98.4%	98.4%	98.2%	98.7%
Owned container fleet utilization in CEUs	98.4%	98.6%	98.3%	98.7%
Railcar fleet utilization in units - excluding new units not yet leased	87.8%	85.3%	87.5%	88.1%
Railcar fleet utilization in units - including new units not yet leased	85.1%	82.1%	84.6%	84.6%

			As of September 30,
			2020	2019
Period Ending Utilization
Container fleet utilization in CEUs			99.0%	98.4%
Owned container fleet utilization in CEUs			99.1%	98.5%
Railcar fleet utilization in units - excluding new units not yet leased			88.7%	85.3%
Railcar fleet utilization in units - including new units not yet leased			86.1%	82.1%
Utilization of containers is computed by dividing the total units on lease in CEUs (cost equivalent units), by the total units in our fleet in CEUs.
The total container fleet excludes new units not yet leased and off-hire units designated for sale.
Utilization of railcars is computed by dividing the total number of railcars on lease by the total number of railcars in our fleet.
The impact on utilization of including new units not yet leased in the total railcar fleet has been included in the table above.

CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a standard 20 foot dry van container. For example, the CEU ratio for a standard 40 foot dry van container is 1.6, and a 40 foot high cube container is 1.7.

CAI International, Inc.
Reconciliation of GAAP Amounts to Non-GAAP Amounts
(In thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019

Amounts attributable to CAI common stockholders

Net income (loss) from continuing operations	$14,758	$13,749	$(7,350)
Write-off of debt issuance costs	3,641	432	-
Impairment of rental equipment	-	557	25,362
Tax effect of impairment of rental equipment	-	131	(5,985)
Adjusted net income from continuing operations	$18,399	$14,869	$12,027

Diluted net income (loss) per share from continuing operations	$0.83	$0.78	$(0.42)

Diluted adjusted net income per share from continuing operations	$1.04	$0.84	$0.69

Weighted average number of common shares used to calculate
Diluted net income (loss) per share from continuing operations	17,706	17,601	17,330
Diluted adjusted net income per share from continuing operations	17,706	17,601	17,525

CAI International, Inc.
Calculation of Return on Equity
(In thousands)
(UNAUDITED)

	Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019

Adjusted net income from continuing operations	$18,399	$14,869	$12,027
Annualized adjusted net income from continuing operations	73,596	59,478	48,106

Average shareholders' equity [1]	$589,384	$584,942	$580,867

Return on equity	12.5%	10.2%	8.3%
[1] Average shareholders' equity was calculated using the quarter's beginning and ending shareholders' equity, excluding preferred stock.

Conference Call

A conference call to discuss the financial results for the third quarter of 2020 will be held on Thursday, October 29, 2020 at 5:00 p.m. ET. The dial-in number for the teleconference is 1-855-327-6837; outside of the U.S., call 1-631-891-4304. The call may be accessed live over the internet (listen only) under the “Investors” section of CAI’s website, www.capps.com, by selecting “Q3 2020 Earnings Conference Call.” A webcast replay will be available for 30 days on the “Investors” section of our website.

Earnings Presentation

A presentation summarizing our third quarter 2020 results is available on the “Investors” section of our website, www.capps.com.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, and includes net income and earnings per share adjusted to reflect the impact of a non-recurring write-off of debt issuance costs, the impairment of rental equipment and the tax effects of such impairment. This press release also refers to return on equity, which is calculated using the non-GAAP financial measure, adjusted net income. These measures are not in accordance with, or an alternative for, generally accepted accounting principles, or GAAP, and may be different from non-GAAP financial measures used by other companies. We believe the presentation of non-GAAP financial measures provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. Management utilizes return on equity in evaluating how much profit the Company generates on the shareholders’ equity in the Company and believes it is useful for comparing the profitability of companies in the same industry. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. To the extent this release contains historical non-GAAP financial measures, we have also provided a reconciliation to the corresponding GAAP financial measures for comparative purposes.

About CAI International, Inc.

CAI is one of the world’s leading transportation finance companies. As of September 30, 2020, CAI operated a worldwide fleet of approximately 1.7 million CEUs of containers, and owned a fleet of 5,039 railcars that it leases within North America. CAI operates through 14 offices located in 12 countries including the United States.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of CAI, including but not limited to: management’s business outlook for the container leasing business, management’s decision to divest of CAI’s non-core businesses and management's outlook for growth of CAI’s leasing investments. These statements and others herein are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and involve risks and uncertainties that could cause actual results of operations and other performance measures to differ materially from current expectations including, but not limited to: utilization rates, expected economic conditions, expected growth of international trade, availability of credit on commercially favorable terms or at all, customer demand, container investment levels, container prices, lease rates, increased competition, volatility in exchange rates, growth in world trade and world container trade, the ability of CAI to convert letters of intent with its customers to binding contracts, potential to sell CAI’s securities to the public and others.

CAI refers you to the documents that it has filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. These documents contain additional important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this press release. Furthermore, CAI is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.

Contacts

Tim Page, Interim President and Chief Executive Officer
(415) 788-0100
tpage@capps.com